PURCHASE AND SALE AGREEMENT






                                     BETWEEN

                              "THE MIDON COMPANIES"
                                   ("Seller")

                                       AND

                    U. S. RESTAURANT PROPERTIES MASTER L. P.
                                    ("Buyer")


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                           PURCHASE AND SALE AGREEMENT


         This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of June ________, 1997, by and between each member of the "MIDON COMPANIES" IDENTIFIED AS A "Seller" on Schedule 1 hereto (each, a "Seller", and collectively, the "Sellers"), and U. S. RESTAURANT PROPERTIES MASTER L. P., a Delaware limited partnership ("Buyer").

                              W I T N E S S E T H:

         In consideration of the mutual covenants set forth herein, Sellers and Buyer agree as follows:

         1. Conveyance of Properties. On the terms and subject to the conditions set forth in this Agreement, at Closing, as hereinafter defined, each Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from each Seller, subject to the Permitted Encumbrances, as hereinafter defined, the seventeen (17) properties (individually, a "Property" and collectively, the "Properties") set forth opposite such Seller's name on Schedule 1, attached hereto including, with respect to each Property:

                  (a) good and indefeasible title in fee simple to the parcel of land on which a restaurant is located (the "Land"), together with all rights and interests appurtenant thereto, including the Seller's (i) right, title, and interest, if any, in and to all adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; and (ii) seller's right, title and interest in and to all buildings, structures and other improvements located on the Land ("Improvements");

                  (b)  all  (i)   available   and  existing   plans,   drawings,
specifications, surveys, and other technical descriptions ("Plans and Specifications"), (ii) assignable warranties ("Warranties"), and (iii) assignable licenses or permits including certificates of occupancy ("Licenses"); and

                  (c) all of Seller's interest as lessor in the lease demising space in each Property, (including all amendments, if any) ("Lease"), and the security deposit ("Deposit"), if any, made by tenant ("Tenant") holding under the Lease.

         2. Earnest Money. Within three (3) business days after the date both Buyer and Seller execute and deliver this Agreement, Buyer shall deliver to Lawyers Title Insurance Corporation, 600 North Pearl, Suite 700, Dallas, Texas 75201, Attention: John Pettiette ("Title Company") $50.00 ("Non-Refundable Earnest Money") in consideration for this Agreement and the Inspection Period, as hereinafter defined. The Title Company shall immediately deliver the Non-Refundable Earnest Money to Seller and the Non-Refundable Earnest Money shall be retained by Seller in all events. In addition, at the same time, the Buyer shall deposit $135,000.00 with Title Company (the "Earnest Money"). The Earnest Money shall be deposited in escrow or trust accounts that are interest-bearing, readily available, liquid and federally insured to the full extent of the Earnest Money deposited therein so that no portion of the Earnest Money shall ever be at risk. The Earnest Money shall include any interest earned thereon. Title Company shall deliver the Earnest Money only in accordance with this Agreement.

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       3.       Purchase Price.

                  (a) The purchase price which Sellers shall accept and Buyer shall pay (the "Purchase Price") for the Properties shall be $13,505,487.00, which shall be increased by the Percentage Rent Adjustment (as hereafter defined). The Percentage Rent Adjustment shall be an amount equal to the product of (i) ten (10) multiplied by (ii) the total percentage rent received by Seller from the Tenants under the Leases during the twelve (12) month period ending on the last day of the month preceding the Closing Date as herein defined;
provided, however, if Seller received percentage rent in lieu of base rent during such period, the percentage rent shall be determined by reducing the total rent received by Seller under such lease by the base rent due under such lease.

                  (b) The Purchase Price shall be paid at Closing by the delivery by Buyer to Sellers of (i) cash in the amount of $2,600,000.00, and
(ii) Units of limited partnership interest in Buyer (the "Units") equal to the sum of (x) $10,905,487.00, and (y) the Percentage Rent Adjustment. The Units delivered at Closing will not be registered under U. S. securities laws, but will be subject to such registration rights as are set forth on Exhibit I. Buyer will be subject to such registration obligation with respect to the Units as are set forth in the Registration Rights Agreement, attached hereto as Exhibit I. The Purchase Price will be paid to each Seller as set forth on Schedule 2, and Buyer and Seller agree to treat consistently for tax and accounting purposes the allocation set forth on Schedule 2. For purposes of determining the credit against the Purchase Price for Units delivered hereunder, each Unit shall be valued at the product of (A) 107% multiplied by (B) the average closing price of the Units on the New York Stock Exchange for the five (5) trading days immediately preceding Closing, and shall be subject to the Unit Guaranty of the Purchaser, attached as Exhibit G hereto. The Purchase Price shall be paid in trust to the Title Company at Closing and distributed immediately by the Title Company as designated by this Agreement. The Purchase Price shall be credited by the Earnest Money (and any interest earned thereon) to the extent delivered to Seller and shall be adjusted at Closing as described in this Agreement.

                  (c) At Closing, Sellers shall execute an instruction letter ("Transfer Agent Instruction Letter") to American Stock Transfer, the transfer agent for the Units, irrevocably instructing the transfer agent to withhold from distributions on Seller's Units on the first payment date for dividends following the Closing Date an amount equal to the Dividend Adjustment, and to pay the Dividend Adjustment to Buyer. The Dividend Adjustment shall be an amount equal to the product of (x) the number of Units (as defined in Section 3(b) hereof) delivered to Seller at Closing multiplied by (y) the declared dividend rate on the Units as of the record date for declaration of dividends immediately preceding the Closing Date ("Record Date"), multiplied by (z) the ratio of (A) the number of days between the Record Date and the Closing Date, divided by (B) ninety (90), and reduced by the sum of the following adjustments: (1) the interest which would accrue on the Dividend Adjustment at an eleven percent (11.0%) annual rate between the Closing Date and the record date for the declaration of dividends immediately following the Closing Date ("Post Closing Record Date") plus (2) the product of (a) the excess, if any, of (i) the dividend rate per Unit as of the Record Date, less (ii) the dividend rate per Unit as of the Post Closing Record Date, multiplied by (b) the number of Units delivered to Seller at the Closing.

                  (d) No proration shall be made of real estate property taxes, utility charges and maintenance expenses, since these expenses are obligations of the Tenant pursuant to the Leases. Rental payments under the Leases shall be pro-rated as of 11:59 o'clock p.m. on the Closing Date, as between Seller and Buyer.

         4. Delivery of Documents by Seller. On or before the date which is fourteen (14) days following the date the Earnest Money is paid by Buyer in accord with the provisions of Section 2 above of this Agreement, Seller shall deliver to Buyer the following documents ("Documents"), or with respect to the Documents listed in Section 4(a) hereof, Buyer shall obtain at its cost and expense, with respect to each Property:

                  (a) Commitments for title insurance covering the fee estate in the Land and the Improvements ("Title Commitments") from the Title Company, setting forth the status of the title of the Land and the Improvements, showing all matters of record affecting the Land and the Improvements, together with a true, complete, and legible copy of all documents referred to in the Title Commitments;

                  (b) A current "as built" Survey for each Property drawn under the minimum standard detail requirements for ALTA/ACSM land title surveys listing all easements and encroachments affecting each Property, identifying parking spaces (including handicapped designation) and ingress and egress, and containing a flood plain certification, the costs for which surveys shall be equally apportioned between Buyer and Seller;

                  (c) Current Phase I Environmental Liability Assessment for each Property (the "Environmental Reports") for which the Seller shall pay the costs;

                  (d) All current and historical sales information and balance sheets and information of Tenant provided to Sellers under the Leases covering the period August 1, 1994 to the most recent submissions of financial statements required under the Leases (the "Financial Statements");

                  (e) Copy of existing insurance binder or certificate of insurance covering the Property and Improvements;

                  (f) Tax bills for each Property for the most recent three (3) tax years; and

                  (g) Copies of all existing (i) Plans and Specifications, (ii) Warranties, (iii) Licenses, and (iv) Leases.

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         5.       Right of Entry, Inspection, Termination.

                  (a) From the date hereof to the Closing Date, each Seller shall afford Buyer and its representatives a continuing right to inspect, at reasonable hours, the Properties, Documents, and all other documents or data pertaining to the Properties. Buyer shall indemnify and hold each Seller harmless from and against any loss, claim or liability arising or resulting from the inspections made by Buyer. At any time prior to 5:00 p.m. on the date that is thirty (30) days after the last to be delivered of any of the Documents referenced in Section 4(a) through 4(f) hereof (the "Inspection Period"), Buyer may terminate this Agreement as to all of the Properties pursuant to Section 14, in its sole and absolute discretion, and obtain a return of the Earnest Money. All such inspections shall be upon reasonable prior notice to Sellers and made so as to minimize any adverse impact on tenant's business at each site. The costs of any and all inspections made by Buyer shall be the sole and exclusive cost of the Buyer.

                  (b) Buyer's failure to terminate this Agreement by delivering the notice by the time called for in Section 5(a) shall terminate Buyer's right to terminate this Agreement under that Section.

         6. Title. Buyer shall have the right, at any time during the Inspection Period, to object in writing to any adverse matters reflected by the Surveys or the Title Commitments. All matters to which Buyer objects, or which are listed as a "requirement" for the Title Company to issue the title policy are "Non-Permitted Encumbrances". All matters to which such objection is not made are "Permitted Encumbrances". Seller, at its sole cost and expense, shall have the right, but not the obligation, to cure or remove all Non-Permitted Encumbrances within ten (10) business days following the Seller's receipt of such written objection from Buyer sent or delivered during the Inspection Period. If Seller does not cause all of the Non-Permitted Encumbrances to be removed or cured or if the Title Company is not able to insure over such objections within the above described ten (10) day period, then this Agreement shall automatically terminate unless Buyer delivers notice to Seller within two
(2) days after the expiration of the above described ten (10) day period of its election to purchase the Property subject to the Non-Permitted Encumbrances without any reduction in the Purchase Price. The existing Leases for each Property shall not constitute a Non Permitted Encumbrance. Buyer shall not unreasonably deny Seller's written request made within the said 10-day period for additional time to cure or remove such Non Permitted Encumbrance.

         7.       Representations and Warranties.

                  (a) Seller Representations and Warranties. Each Seller, with respect to the Property or Properties owned by such Seller, represents and warrants to, and covenants with Buyer that:

                           (i) Subject to Section 8, Seller has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms.


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                           (ii)  Subject to Section 8, all  requisite  action on
         the part of Seller has been taken by Seller in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party in order to consummate such purchase and sale.

                           (iii)   No   attachments,    execution   proceedings,
         assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller, which would materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

                           (iv) Seller has not received any written notice from appropriate governmental authorities that any Property is in violation of any applicable laws.

                           (v) Seller has not received any written  notices from
         any  insurance   company,   board  of  fire   underwriters  or  similar
         organization regarding any defects in any Property.

                           (vi) The  Improvements and their use shall be in full
         compliance with all applicable zoning, building, environmental, subdivision and other laws, rules, and regulations applicable thereto, as well as any private restrictive covenants affecting the Properties, and shall be ready for use and occupancy, and all necessary certificates of approval and occupancy shall have been issued and furnished by all authorities having or claiming to have jurisdiction over the construction, use or occupancy of the Improvements.

                           (vii) Except for the Permitted Encumbrances and existing Leases, on the Closing Date, Seller will own each Property free and clear of all liens, restrictions, charges and encumbrances. From the date hereof, and until the Closing or earlier proper termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any Property or create any liens, encumbrances or charge thereon without discharging the same at or prior to the Closing Date.

                           (viii)  To  the  best  of  Seller's  knowledge,   the
         Financial Statements are and will be true, correct, accurate and complete and will not omit to state any fact or condition, the omission of which makes such statements misleading.

                           (ix) Except as disclosed on Schedule 3, Seller has no knowledge of any litigation, or possible litigation, or of claims of any kind, or of any facts or circumstances which may in any way adversely affect Seller or the Property, including regulations of the Environmental Protection Agency and any state regulatory body concerning the disposal of grease, hazardous waste, petroleum, any underground storage tanks or any other hazardous materials or regulations of the Americans with Disabilities Act providing for access to the premises, dining areas and bathroom areas of any Property ("Applicable Laws").

                           (x) To the best of Seller's knowledge, all structures and Improvements upon each Property have been constructed and installed in full compliance with the Plans and Specifications and with all applicable laws, statutes, ordinances, codes, covenants, conditions and restrictions of any kind or nature affecting such Property which were in effect at the time of such construction.

                           (xi) Seller has no information or actual knowledge of any proposed change in any of the Applicable Laws or any judicial or administrative action or any action by adjacent landowner or any facts or conditions relating to any Property which would materially and adversely affect, prevent or limit the use of such Property as a restaurant.

                           (xii) Seller has received no written notice of taking, condemnation, betterment or assessment, actual or proposed, with respect to any Property, excepting only regularly issued real property tax assessments for such Property.

                           (xiii) No portion of any Property lies within any 100-year flood plain, to the best of Seller's knowledge.

                           (xiv) The Leases are in full force and effect and Seller has no knowledge of any event which would constitute a default or any event of default either by Seller or Tenant under any lease.

                  (b)  Buyer   Representations  and  Warranties.   Buyer  hereby
represents and warrants to, and covenants with each Seller that:

                           (i) Buyer has the full right, power and authority to execute, deliver and perform this Agreement, and all transactions contemplated by this Agreement, and this Agreement, when executed and delivered by Buyer to Seller, shall constitute the valid and binding agreement of Buyer to Seller and shall be enforceable against Buyer in accordance with its terms.

                           (ii) All requisite action on the part of Buyer has been taken by Buyer in connection with making and entering into this Agreement and the consummation of the purchase and sale contemplated by this Agreement, and no consents or approvals are required from any other entity or party in order to consummate such purchase and sale.

                           (iii) Buyer has no knowledge of any litigation, or possible litigation, or of claims of any kind, or of any facts or circumstances, which may in any way adversely affect Buyer and Buyer's guarantees that are intended to be included in the Guarantee Agreement now set forth as Exhibit G to this Agreement.

                           (iv) Buyer has no knowledge of, and no reason to believe, that the payment by Buyer to Seller of the Units of limited partnership in Buyer, as described in Section 3 hereof, is, or will be, unlawful or in violation of any law, rule or regulation of federal or state securities laws, or of the Securities and Exchange Commission or of any other government agency or entity having jurisdiction over such matters or transactions involving such Units of limited partnership.

         When used in this Section 7, the term "knowledge", or "the best knowledge" of Seller or Buyer means the actual knowledge of such party's executive officers or supervisory employees without a duty of inquiry, and does not encompass constructive knowledge, as for example, from the Tenants at the Properties with respect to Seller.

                  All representations and warranties made in this Agreement shall be deemed to be made on the date hereof and again on the Closing Date. It shall be a condition of each parties' obligation to close that all warranties and representations made by the other party hereto are true on the Closing Date. If either party discovers prior to Closing, that any representation or warranty made in this Agreement by the other party is not true, then the party discovering such untrue representation or warranty shall have the right, as its sole and exclusive remedies, to either (i) terminate this Agreement in accordance with Section 14 by delivering notice to the other party prior to the Closing Date, or (ii) proceed to close the purchase and sale of the Properties subject to such untrue warranty or representation without any adjustment in the Purchase Price. If either party (the "Indemnified Party") discovers after Closing that any representation or warranty made in this Agreement by the other party is not true, the Indemnified Party shall be entitled to exercise any and all rights and remedies available at law or in equity as a result of any breach of any of such representations or warranties, provided as a condition to the Indemnified Party's right to do so, the Indemnified Party must deliver written notice of such breach to the other party, within one (1) year after the Closing Date and the Indemnified Party must exercise such remedies including the filing of any suit or other action within two (2) years after the Closing Date, based on a breach thereof of which the Indemnified Party gave the other party such notice within such one (1) year period after the Closing Date.

         8. Conditions Precedent. Seller's obligation to sell the Properties to Buyer is subject to Seller obtaining the required approval of its partners to such sale on or before the Closing Date. Seller shall use its best efforts to cause the satisfaction of all conditions and obligations of Seller set forth in this Section 8 on or before the Closing Date. If Seller does not obtain such required approvals, then Seller shall have the right to cancel this Agreement by furnishing written notice of such cancellation in accordance with Section 10, in which case the provisions of Section 14(c) of this Agreement shall apply.

         9. Closing. The closing ("Closing") of the sale of the Properties by Seller to Buyer shall occur on the first business day fifteen (15) days after the last day of the Inspection Period, or at such earlier date agreed to by Seller and Buyer in writing (the date such Closing occurs is hereinafter referred to as the "Closing Date"). Closing shall occur in the offices of Dennis
F. Irwin, 26 Computer Drive West, Albany, New York 12205, or at another place and or time as mutually agreed upon by Seller and Buyer, commencing at 10:00 o'clock a. m. on the Closing Date. At Closing:

                  (a) Buyer shall deliver to each Seller (i) the Purchase Price in accordance with Section 3; (ii) evidence satisfactory to Seller and the Title Company that the person executing documents on behalf of Buyer has full right, power and authority to do so; (iii) Assignment and Assumption of Lease Agreement in the form of Exhibit F; (iv) the General Assignment in the form of Exhibit C;
(v) the Guaranty Agreement in the form of Exhibit G; (vi) the Registration Rights Agreement in the form of Exhibit I; and (viii) the Investment Letter in the form of Exhibit H, each and all of which shall be in proper form and be properly executed.

                  (b) Each Seller shall deliver or cause to be delivered to Buyer the following ("Closing Documents"):

                           (i) Special Warranty Deed in the form of Exhibit B, conveying to Buyer the Land and Improvements subject to the Permitted Encumbrances; General Assignment in the form of Exhibit C; IRC Section 1445 Certification in the form of Exhibit E; Assignment and Assumption of Lease Agreement in the form of Exhibit F; Tenant Estoppel Certificate in the form of Exhibit J; all fully executed, sworn to, and acknowledged, as appropriate, by Seller or Tenant;

                           (ii) An executed  Investment Letter  substantially in
the form of Exhibit H attached hereto;

                           (iii) An executed  Registration  Rights  Agreement in
the form of Exhibit I;

                           (iv)  An executed Transfer Agent Instruction Letter;

                           (v) Evidence satisfactory to Buyer and Title Company that the person or persons executing the Closing Documents on behalf of Seller have full right, power and authority to do so; and

                           (vi)  The   originals  of  all  Leases,   Warranties,
Licenses and Plans and Specifications.

                  (c) Buyer shall be solely responsible for the costs of obtaining the Title Commitments, the Owner Policies of Title Insurance for the Properties, escrow fees of the Title Company and recording costs. Each Seller shall pay, with respect to such Seller's Property, applicable deed stamp and transfer taxes and the Environmental Reports. Buyer and Seller shall share equally the Survey costs.

                  (d) Each of Seller and Buyer shall pay its own legal fees incurred in connection with this Agreement; provided, however, that if a suit is filed by Buyer or Seller alleging a breach hereof or default hereunder, the non-prevailing party shall pay all reasonable legal fees of the prevailing party resulting from such suit.

                  (e) Seller shall deliver to Buyer possession of the Properties at the Closing, subject to the Leases and Permitted Encumbrances.

         10. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, (b) by delivering the same in person to such party, or (c) by delivering the same by confirmed facsimile followed by ordinary mailing of same, with proper postage thereon, within 24-hours after such facsimile transmission. Notice given in accordance herewith shall be effective upon the earlier of receipt at the address of the addressee or on the third (3rd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received. For purposes of notice, the addresses of the parties shall be as follows:

         If to Seller:              c/o Jones and Little, CPA
                                    86 West Main Street
                                    East Islip, New York 11730
                                    Attn:  Michael P. Jones, Donald Cepiel

         If to Buyer:               U. S. Restaurant Properties Master L. P.
                                    Attn:  Fred H. Margolin
                                    5310 Harvest Hill Road
                                    Suite 270, Lock Box 168
                                    Dallas, Texas 73230
                                    Telephone No. 972-387-1487
                                    Facsimile No. 972-490-9119

Either party may change its address for notice by giving ten (10) days prior written notice thereof to the other party.

         11. Commissions. The Sellers and Buyer represent and warrant to each other that no broker or real estate agent brought about this Agreement or the sales/purchases contemplated by it. Buyer shall defend, indemnify, and hold harmless Seller from any claim by any party claiming under Buyer for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Buyer. Seller shall defend, indemnify and hold harmless Buyer from any claim by any party claiming under Seller (other than Broker) for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Seller.

         12. Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns. Buyer may assign to U. S. Restaurant Properties Operating L. P., a Delaware limited partnership, the right to the conveyance of the Properties on the Closing Date; provided, however, Buyer shall remain liable for all obligations hereunder.

         13. Destruction, Damage or Taking Before Closing. In the event of damage to or destruction of all or any portion of any Property by fire or other casualty, Seller shall promptly notify Buyer. If Seller reasonably estimates that $50,000.00 or less is required to be expended to repair or restore the damaged or destroyed Property or portion thereof ("Repair Cost"), this Agreement shall remain in full force and effect, and Seller shall, at its option, either
(i) repair such damage or destruction, or, if such damage or destruction has not been repaired prior to Closing, (ii) require Buyer to take title to the Property, assign to Buyer all available casualty insurance proceeds and indemnify Buyer (in form and content satisfactory to Buyer) for all costs and expenses of repair in excess of available insurance proceeds. If Seller reasonably estimates that the Repair Cost exceeds $50,000.00, Buyer shall have, as its sole and exclusive remedies, (i) the option to terminate this Agreement in accordance with Section 14 within ten (10) business days after its receipt of notice from Seller as set forth above, by notice in writing to Seller given in accord with Section 10 hereof, or (ii) if Buyer does not elect to terminate, this Agreement shall remain in full force and effect, Buyer shall take title to the Property subject to such damage to or destruction, with an assignment by Seller to Buyer of all available casualty insurance proceeds. In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of the Property, Seller shall promptly notify Buyer. Buyer shall have, as its sole and exclusive remedies, (i) the option to terminate this Agreement in accordance with Section 14 within ten (10) business days after its receipt of such notice from Seller, by notice in writing to Seller given in accord with Section 10 hereof, or (ii) if Buyer does not elect to terminate this Agreement, this Agreement shall remain in full force and effect, Buyer shall be obligated to consummate this transaction for the full Purchase Price, and Buyer shall be entitled to receive all eminent domain awards and, to the extent the same may be necessary and appropriate, Seller shall assign to Buyer at Closing Seller's rights to such awards apportioned between Buyer and Seller as to any such award applicable before and after the Closing Date. In no event shall the Purchase Price be reduced, except to the extent of any deductible amounts payable in connection with insurance proceeds assigned by Seller to Buyer.

         14.      Termination and Remedies.

                  (a) If Buyer fails to consummate the purchase of the Properties pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in Sections 5, 6, 7 or 13, or terminated by Seller pursuant to Section 8, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by notifying Buyer thereof in accord with Section 10 hereof, in which case the Title Company shall promptly deliver the Earnest Money to Seller, whereupon neither party shall have any further rights or obligations hereunder. Seller and Buyer hereby acknowledge and agree they have included this provision for payment of liquidated damages because, in the event of a breach by Buyer, the actual damages incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for, and because the actual amount of such damages would be difficult if not impossible accurately to measure.

                  (b) If Seller fails to consummate the sale of the Properties pursuant to this Agreement for any reason other than (i) termination hereof by Buyer pursuant to Sections 5, 6, 7 or 13, (ii) Buyer's failure to perform its obligations hereunder or, (iii) Seller's termination of this Agreement pursuant to Section 8, Buyer shall have the right, as its sole and exclusive remedies, to either (x) terminate this Agreement by notifying Seller thereof in accord with
Section 10, in which case the Title Company shall deliver the Earnest Money to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, or (y) enforce specific performance of Seller's obligation hereunder and/or seek any other remedies available at law or in equity.

                  (c) If Buyer properly terminates this Agreement pursuant to a right granted Buyer in Sections 5, 6, 7 or 13, or if Seller terminates this Agreement pursuant to Section 8, then the Title Company shall deliver the Earnest Money to Buyer whereupon neither Buyer or Seller shall have any further rights or obligations hereunder.

         15. Miscellaneous. Each of Buyer and Seller agrees with the other that it has no present intention to make any public announcement of the purchase and sale transaction contemplated hereby or of any of the terms thereof, and shall obtain the written consent of the other party prior to making any public announcement. Both Seller and Buyer shall cooperate with one another and in a timely manner execute all documents reasonably required to give effect to the purchase and sale provided for herein. Seller shall provide without cost or expense, all documentation reasonably requested by Buyer after Closing in order to comply with Buyer's disclosure and filing requirements under applicable securities laws and shall execute all necessary consents in connection therewith. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof. This Agreement shall be governed and construed in accordance with the laws of the State of Texas. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Properties and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound.

The provisions of Sections 3, 5, 7, 9, 10 and 12 shall survive Closing, but the right to terminate this Agreement shall not survive Closing. Schedules 1, 2 and 3 and Exhibits A-J attached hereto are incorporated herein by this reference for all purposes. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

         16. Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed and received a fully executed copy of this Agreement. This Agreement constitutes an offer by Buyer to purchase the Properties on the terms and conditions and for the Purchase Price specified herein. Unless sooner terminated or withdrawn by notice in writing to Seller in accord with Section 10, this offer shall lapse and terminate at the close of Buyer's business day ten (10) days following execution of this Agreement by Buyer and delivered in duplicate originals to Seller, unless, prior to such time, Seller has returned to Buyer one (1) fully executed original of this Agreement.

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date and time shown by their respective signatures.

                                    BUYER:

                                    U.S. RESTAURANT PROPERTIES MASTER L. P.
                                    By:  QSV PROPERTIES, INC.


                                    By:
                                       ------------------------------------

                                    Name:
                                         ----------------------------------

                                    Title:
                                          ---------------------------------

                               SELLER:

                               HOME RUN ASSOCIATES


                               By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------


                               SARATOGA ASSOCIATES


                               By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------


                               LATHPAR CORPORATION


                               By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------


                               DELPAR CORPORATION


                               By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------

                             SCHENECPAR CORPORATION


                             By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------


                             M & D DEVELOPMENT


                             By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------



                               WESTMERE ASSOCIATES


                               By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------


                              WOLF ROAD ENTERPRISES


                              By:
                                  -----------------------------
                               Name:
                                    ---------------------------
                               Title:
                                     --------------------------

         The undersigned  hereby executes this Agreement for the sole purpose of
(i) acknowledging receipt of the Earnest Money and the Non-Refundable Earnest Money; (ii) to evidence its agreement to hold the Non-Refundable Earnest Money and the Earnest Money in trust for the parties hereto in accordance with the terms of this Agreement; (iii) to pay such Non-Refundable Earnest Money and Earnest Money out in accordance with the terms of this Agreement; (iv) to hold such Earnest Money in an interest-bearing account; and (v) to otherwise comply with the escrow conditions of this Agreement.

                                  TITLE COMPANY:

                                  LAWYERS TITLE INSURANCE CORPORATION

                                  By:
                                     -----------------------------
                                  Name:
                                       ---------------------------
                                  Title:
                                        --------------------------
                                  Date of Execution:
                                                    --------------

Attachments:

Schedule 1 - Selling Partnership and Property Description
Schedule 2 - Allocation of Purchase Price Among Sellers
Schedule 3 - Disclosure Schedule
Schedule 4 - Percentage Rents

Exhibit A - Intentionally Deleted
Exhibit B - Special Warranty Deed
Exhibit C - General Assignment
Exhibit D - Intentionally Deleted
Exhibit E - IRC Section 1445 Certification
Exhibit F - Assignment and Assumption of Lease Agreement
Exhibit G - Guaranty Agreement
Exhibit H - Investment Letter
Exhibit I - Registration Rights Agreement
Exhibit J - Tenant Estoppel Certificate

                                   SCHEDULE 1

                  SELLING PARTNERSHIP AND PROPERTY DESCRIPTION


Selling Partnership                                       Location

                                   SCHEDULE 2

                   ALLOCATION OF PURCHASE PRICE AMONG SELLERS

Location and                                                        Allocated
Selling Partnership         Units               Cash            Purchase Price

                                    EXHIBIT A

                                PERSONAL PROPERTY

                              Intentionally Deleted

                                    EXHIBIT B

                              SPECIAL WARRANTY DEED


     _____________________________________________________________   ("Grantor")
for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, hereby GRANTS, SELLS, RELEASES and CONVEYS and by these presents does GRANT, SELL, RELEASE and CONVEY unto Grantee the land described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements thereon ("Property"), subject to the matters described in Exhibit A attached hereto and made a part hereof for all purposes ("Permitted Encumbrances").

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns, forever, subject to the Permitted Encumbrances; and Grantor does hereby bind itself, to WARRANT all and singular the said Property, subject to the Permitted Encumbrances, unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise.

         That, in compliance with Section 13 of the Lien Law, the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

         EXECUTED as of the ______ day of____________________, 1997.



                                    -------------------------------------

                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

STATE OF                            }
                                    }
COUNTY OF                  }

     This   instrument   was   acknowledged    before   me   on   ,   1997,   by
____________________________,     ____________________________     of     ,    a
______________________________, on behalf of said _______________________.

                             Notary Public, State of


Attachments:

Exhibit A -       Property Description and
Permitted Encumbrances







Grantee's Mailing Address:

-------------------------

-------------------------

-------------------------

-------------------------

                                    EXHIBIT C

                               GENERAL ASSIGNMENT


         THIS GENERAL  ASSIGNMENT is made and entered into as of the  __________
day     of      ___________________,      1997,      by      ("Seller"),      to
________________________________________________ ("Buyer").

         WHEREAS, Seller, by Special Warranty Deed dated of even date herewith, has conveyed to Buyer the land described in Exhibit A attached hereto ("Land"), and all improvements ("Improvements") located thereon. (The Land and Improvements are referred to as the "Property"); and

         WHEREAS, Seller and Buyer intend that Seller also convey to Buyer all of the Conveyed Property (as hereinafter defined).

         NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

     1. Seller has ASSIGNED, and by these present does hereby ASSIGN, to Buyer all of Seller's interest in and to the following ("Conveyed Property"):

     a. All agreements that relate to the ownership, maintenance and operation of the Property ("Property Agreements") attached hereto as Exhibit A;

     b. All plans, drawings, specifications, surveys, and other technical descriptions;

     c. All warranties with respect to the Property and the Conveyed Property as are capable of assignment.

     2. Buyer shall hold Seller harmless from, and indemnify Seller for and against, any and all claims, loss, damage, liability, cost and expense (including without limitation attorneys' fees) with respect to the Conveyed Property occurring from and after the date hereof.

     3. This Assignment shall be binding on Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

     4. To the extent that there are any, Buyer-Assignee hereby assumes the obligations of the Seller-Assignor that accrue from and after the date hereof as to such Property Agreement and warranties (exempting tradenames, trademarks and other items of such nature) to the same extent that such obligation could be enforced against the Seller-Assignor had this Assignment not been made.

         EXECUTED as of the date first above written.



                         ---------------------------------------------------
                                                                    , Seller

                         By:
                            ----------------------------------------
                         Name:
                              --------------------------------------
                         Title:
                               -------------------------------------



                         U. S. RESTAURANT PROPERTIES MASTER L. P.
                         By:  QSV PROPERTIES, INC.


                         By:
                            ----------------------------------------
                         Name:
                              --------------------------------------
                         Title:
                               -------------------------------------

                                    EXHIBIT D

                                  BILL OF SALE


                              Intentionally Deleted

                                    EXHIBIT E

                         IRC SECTION 1445 CERTIFICATION


SUBJECT PROPERTY: That certain tract of land ("Land"), situated in
                                    State  of  __________________  described  by
metes and bounds in Exhibit A attached hereto.

SELLER:                    _____________________________________

PURCHASER:                 U. S. RESTAURANT PROPERTIES MASTER L. P.


     To inform Purchaser that the withholding of tax is not required upon the disposition of a U. S. real property interest by Seller, the undersigned hereby certifies the following:

                  1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2.   Seller's   U.S.   employer   identification   number   is
______________________, and

                  3. Seller's office address is .

         Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document.

         EXECUTED this _______ day of __________________________, 1997.




                         ---------------------------------------------------


                         By:
                            ----------------------------------------
                         Name:
                              --------------------------------------
                         Title:
                               -------------------------------------

                                    EXHIBIT F

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES is made and entered into as of the
______  day  of  ___________________,   1997,  by  _____________________________
("Assignor"), and U. S. RESTAURANT PROPERTIES MASTER L. P. ("Assignee").

                             W I T N E S S E T H :

         WHEREAS,  the Assignor is the lessor under the lease agreement  between
___________________        and        _____________________________        dated
______________________________  (the  "Lease"),  which  Lease  affects  the real property described in Exhibit A attached hereto and made a part hereof for all purposes and the improvements thereon (the "Property"); and

         WHEREAS, Assignor is selling the Property together with its interest under the Lease to Assignee.

         NOW THEREFORE, Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, hereby agrees as follows:

         1. Assignor has ASSIGNED, and by these presents does hereby ASSIGN, to Assignee, its successors and assigns all of its right, title and interest in and to the Lease, and any funds or other collateral of the tenant deposited with Assignor as security deposit pursuant to the Lease.

         2. Assignee hereby assumes the obligations of Assignor as lessor under the Lease accruing from and after the date hereof. Assignee shall hold Assignor harmless from, and indemnify Assignor for and against, any and all claims, loss, damages, liability, cost and expense (including attorneys fees) with respect to the Lease arising or accruing from and after the date hereof. Assignor agrees to hold Assignee harmless from and indemnify Assignee for and against, any and all claims, loss, damages, liability, cost and expense (including attorney's fees) with respect to the Lease arising or occurring prior to the date hereof.

         3. This Assignment and Assumption of Lease shall be binding upon, and shall inure to the benefit of, all of the parties hereto and their respective successors and assigns.

         EXECUTED as of the day and year first above written.

                                ASSIGNOR:

                                ----------------------------------------------

Witnessed by:                   Address:



                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                ASSIGNEE:

                                ----------------------------------------------


Witnessed by:                   Address:



                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                    EXHIBIT G

                               GUARANTY AGREEMENT


         This Guaranty Agreement ("Guaranty") is made as of the ________ day of June, 1997, by U. S. RESTAURANT PROPERTIES MASTER L. P., a Delaware limited partnership ("Guarantor"), with offices at 5310 Harvest Hill, Suite 270, Dallas, Texas 75230, to THE MIDON COMPANIES, a ____________________ ("Holder"), with offices at _______________________, pursuant to the Purchase and Sale Agreement between Guarantor and The Midon Companies, dated as of ___________________, 1997, (the "Purchase Agreement").

     1. Definitions. For purposes hereof, the following terms have the meanings set forth below:

     a. Closing Date. The Closing Date as defined in the Purchase Agreement.

     b. Guaranteed Price. The product of (i) 113% multiplied by (ii) the average closing price of the Units on the New York Stock Exchange for the five (5) trading days immediately preceding the Closing Date.

     c. Guaranteed Date. The date twenty-one (21) months following the Closing Date; provided, however, that Guarantor, in its sole discretion, by written notice to Holder on or before the Guaranteed Date, may extend the Guaranteed Date to the date twenty-four (24) months following the Closing Date.

     d. Actual Price. The average closing price of the Units on the New York Stock Exchange for the twenty (20) trading days immediately preceding the Guaranteed Date.

     e. Number of Units. The number of units of limited partnership of Guarantor issued to Holder on the Closing Date and held on the Guaranteed Date.

     f. Unit. Unit shall mean a depositary receipt evidencing ownership of one share of limited partnership interest of Guarantor.

     g. Sale of Units. The sale or other disposition of Units other than any transfer by operation of law, such as by will or intestate disposition, any transfer by gift or any transfer for which the consideration is not payable in cash or cash equivalents.

     h. Affiliates. Any person who controls, is controlled by, or is under common control with Holder, with control being defined as the ownership of ten percent (10.0%) or more of equity ownership or voting control of any such person, any partner of Holder, and any immediate family member of a partner of Holder.

     2. Guaranty. If, as of the Guaranteed Date, the Guaranteed Price exceeds the Actual Price, Guarantor shall issue an amount of additional Units to Holder equal to the following: [(Guaranteed Price - Actual Price) x Number of Units] / Guaranteed Price. Any additional Units issued under this Section 3 shall be delivered to Holder on or before five (5) days after the Guaranteed Date.

         The additional Units issued under this Guaranty will not be registered, and shall be subject to the transfer restrictions under U. S. and state securities laws. Guarantor will effect registration of any Units delivered pursuant to this Guaranty within 180-days after delivery. Guarantor may, at its election, pay Holder in cash the difference between the Guaranteed Price and the Actual Price in lieu of delivery of additional Units.

         3. Trading and Other Activity Prior to the Guaranteed Date. This Guaranty will lapse in its entirety, and be of no further force and effect, if Holder and its Affiliates makes any Sales of Units (whether or not received under the Purchase Agreement) or otherwise engages in any manipulative transaction with respect to the trading in the Units, in the period four (4) months preceding the Guaranteed Date.

         4. Stock Splits, Dividends, Conversions. The Guaranteed Price and Actual Price will be appropriately adjusted for stock dividends, stock splits, etc. In the event that Guarantor converts to a qualified Real Estate Investment Trust, any stock received in exchange for the Units will be considered the equivalent of the Units for purposes of the Guaranty.

         5. Termination of Guaranty. This Guaranty will terminate in its entirety and be of no further force and effect, if during any twelve (12) month period between the Closing Date and Guaranteed Date, Holder and its Affiliates make a Sale or Sales of Units which, in the aggregate, constitute more than ten percent (10.0%) of the total Units owned by Holder and its Affiliates as of the first day of such twelve (12) month period.

         In Witness Whereof, the parties have executed this Agreement as of the date and year first above written.

                                    GUARANTOR:

                                    U. S. RESTAURANT PROPERTIES MASTER L.P.
                                    By:  QSV PROPERTIES, INC.


                                    By:
                                        -----------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                        -----------------------------------

                                    HOLDER:

                                    ---------------------------------------


                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------

                                    EXHIBIT H

                                INVESTMENT LETTER

                                               _________________________, 1997


The Midon Companies (or to each Seller)

Gentlemen:

         U. S. Restaurant Properties Master L. P., a Delaware limited partnership ("MLP") with offices at 5310 Harvest Hill, Suite 270, Dallas, Texas 75230, has entered into a purchase and sale agreement with you dated _________________, 1997, (the "Contract") pursuant to which you will receive, as partial consideration for such sale, _________ units (the "Units") of limited partnership interest in MLP.

         In connection with your receipt of the Units, you hereby represent and warrant to MLP the following:

         (a) The Units to be acquired pursuant to the Contract are being acquired for my own account for investment and not with a view to the distribution thereof or with any intention of distributing or reselling such Units or any part thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") (it being understood, however, that the disposition of the undersigned's property shall at all times be within the undersigned's control). The undersigned understands that MLP will place a "stop transfer" order on the transfer books of MLP to prevent any transfer of the Units in violation of law or this Letter Agreement.

         (b) The Units have not been registered under the 1933 Act and, therefore, cannot be sold unless they are registered under the 1933 Act or unless an exemption from registration is available; a legend to that effect shall be placed on the certificate or certificates evidencing the Units; there is no public market for the Units and none is expected to develop; and that it may be necessary to hold the Units indefinitely and the undersigned must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the 1933 Act or an exemption from registration becomes available.

         (c) I am sophisticated in the making of investments and in the purchase of securities and meet the requirements as to net worth and/or income to be a "sophisticated investor" as that term is defined in the regulations adopted pursuant to the 1933 Act.

         (d) I have reviewed financial and other information provided to me by MLP (including the most recent 10 Q's and other regulatory filing of MLP) and understand and can accept the total loss of my investment. Further, the undersigned represents and warrants that my accounting and legal representatives and I have had the opportunity to ask questions of the officers of MLP.

         When accepted by MLP, MLP represents and warrants to the undersigned as follows:

         (a) MLP has been duly constituted as a limited partnership and is validly existing in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its businesses.

         (b) MLP has all requisite partnership power and authority to enter into this Letter Agreement and to perform its obligations hereunder. The execution, delivery and performance by MLP of this Letter Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited partnership actions. This Letter Agreement has been duly executed and delivered by MLP and is a valid and binding agreement of MLP enforceable against it in accordance with its terms.

         This Letter Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns, but neither this Letter Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party which shall not be unreasonably withheld.

         Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Letter Agreement.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the conflict of laws thereof.

                                Very truly yours,

Dated:                          U. S. RESTAURANT PROPERTIES MASTER L. P.
      --------------------      By:  QSV PROPERTIES, INC.

                                By:
                                   -------------------------------------------
                                Its:
                                    ------------------------------------------
Accepted and Agreed to:

--------------------------
By:
   -----------------------
Date:
     ---------------------

                                    EXHIBIT I

                          REGISTRATION RIGHTS AGREEMENT


     This Agreement (the "Agreement") is made as of the _______ day of ___________________, 1997, by U. S. RESTAURANT PROPERTIES MASTER L. P., a Delaware limited partner ("USRP") with offices at 5310 Harvest Hill, Suite 270, Dallas, Texas 75230, and __________________________ ("Holder") with offices at
_________________.
                                    Recitals:

         Holder received _____ units of limited partnership interest in USRP pursuant to the Purchase and Sale Agreement (the "Contract") between Holder and USRP dated _______________, 1997; and

         USRP has agreed to register Holder's units under certain circumstances.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby expressed, the parties hereto hereby agree as follows:

         1. If, from time to time during the period three (3) years from the Closing Date defined in the Contract (the "Registration Period"), U. S. Restaurant Properties Master L. P. ("USRP") determines to effect a registration under the 1933 Act in connection with the public offering of Units for cash proceeds payable to USRP or to any Unit holder ("Offering Shares"), then USRP shall give prompt written notice ("Registration Notice") to the Holder of USRP's intent to proceed with such registration and offering of the Offering Shares. No provision of this Section 5(a) shall create, or shall be construed as creating, any obligation of USRP to (i) proceed with any public offering during the Registration Period, or (ii) maintain the effectiveness of any registration statement registering Offering Shares for any period of time.

         2. If within five (5) days (the "Final Request Date") after the receipt of the Registration Notice, Holder shall deliver to USRP a written request to have some or all of its Units in USRP included in the registration, then USRP shall cause to be registered under the 1933 Act the number of Units so requested in accordance with this Agreement (the "Piggyback Shares"). The Holder shall not be entitled to proceed with a registration and offering of the Piggyback Shares unless USRP proceeds with the registration and offering of the Offering Shares. If Holder declines to participate in the offering, USRP shall have no further registration obligation with respect to Holder.

         3. The underwriter(s), investment banker(s) and/or managers(s) for any offering pursuant to this Section 5 shall be selected by USRP in its sole
discretion.   If  the  registration  involves  an  underwritten   offering,  all
participating interest holders must sell their Piggyback Shares to the underwriters selected by USRP on the same terms and conditions as apply to Holder and any other selling interest holder with such differences, including any with respect to indemnification and liability insurance, as may be usual and customary in combined primary and secondary offerings. If the managing underwriter of the public offering of Offering Shares proposed to be registered by USRP or by another interest holder in USRP having been granted registration rights by USRP advises USRP in writing that marketing factors requires a limitation of the number of secondary shares to be underwritten, then the number of Units owned by Holder to be included in such registration statement and the number of Units in USRP to be included in such registration statement by any other interest holder in USRP having been granted registration rights by USRP before or after the date of this Agreement other than Holder (collectively "Registration Rights Interest Holders") shall be limited, pro rata, based on a fraction, the numerator of which shall be the number of Units in USRP that Holder shall have requested to be registered, or in the case of Registration Rights Interest Holders, the number of Units that such Registration Rights Interest Holders shall have requested to be registered, and the denominator of which shall be the total number of Units in USRP requested to be registered by Holder and Registration Rights Interest Holders. It is the intention of the parties that the Piggyback or incidental registration rights of Holder shall be pari passu with any "piggyback" or incidental registration rights of any Registration Rights Interest Holder.

         4. Notwithstanding Section 1 through 3 hereof, USRP shall effect registration of Holder's Units under the 1933 Act within 180 days after the date of this Agreement. Holder shall cooperate with USRP in effecting such registration.

         5. Each of USRP, Holder and any Registration Rights Interest Holders shall pay their own expenses incurred in the registration of the Offering Shares and Piggyback Shares.


                                    HOLDER:

                                    -----------------------------------------

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Its:
                                        -------------------------------------


                                    U. S. RESTAURANT PROPERTIES MASTER L.P.
                                    By:  QSV PROPERTIES, INC.


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Its:
                                        -------------------------------------

                                    EXHIBIT J

                              ESTOPPEL CERTIFICATE


         This  Certificate  is made  as of  ___________________________________,
 1997, by ("Tenant").

         A. The Property; the Leased Premises. The term "Property," as used herein, shall mean the real property situated in the County of
____________________,  State  of  ____________________,   legally  described  in
Exhibit A attached hereto and by this reference made a part hereof, together with all buildings, structures, improvements and fixtures now or hereafter located thereon, and together with all easements and other rights appurtenant thereto.

         B. The Lease; the Landlord. The term "Lease," as used herein, shall mean the lease, together with any amendments thereto, concerning the Leased Premises evidenced by the document attached hereto as Exhibit B and by this reference incorporated herein. The term "Landlord", as used herein, shall mean
______________________________________.

         C. The Sale. The term "Buyer," as used herein, shall mean U. S. Restaurant Property Master L. P., its successors and assigns. Buyer proposes to purchase the Property from Landlord.

         D. Purposes. In connection with the above-mentioned transactions, Buyer has requested certain assurances and representations from Tenant, and Landlord has agreed to provide for an estoppel certificate from Tenant concerning the Lease.

         In consideration of the mutual terms and provisions hereinafter contained and other good and valuable consideration received the receipt and sufficiency of which are hereby acknowledged, Tenant certifies and agrees as follows:

                  (a) Tenant is the tenant and Landlord is the landlord under the Lease. A true and complete copy of the Lease, together with all riders, exhibits, modifications and amendments thereto, if any, are attached hereto as Exhibit B;

                  (b) The term of the Lease commenced ______________________, and rent commenced to accrue under the Lease on ______________________;

                  (c) There are presently no offsets or credits against rents thereunder and no payments are due from Landlord to Tenant under the Lease;


                  (d) The Lease is in full force and effect and, except as set forth in the amendment(s), if any, attached hereto, the Lease has not been amended, modified or supplemented in any respect;

                  (e) All of the improvements contemplated by the Lease have been entirely completed as required therein, the leased premises and the improvements thereon have been accepted by Tenant with Tenant in occupancy thereof, and all sums, if any, payable by Landlord to Tenant in connection with the construction of such improvements have been paid in full and all conditions precedent to Tenant's obligations under the Lease have been satisfied;

                  (f) Tenant has not prepaid (and will not prepay) any rent which is not yet due and payable under the Lease and no concessions, rebates, allowances or other considerations for free or reduced rent in the future have been granted other than as set forth in the Lease as attached hereto;

                  (g) Tenant has no knowledge of (1) any present defaults of either party under the Lease; nor (2) any present condition or state of facts which by notice or the passage of time, or both, would constitute a default by either party under the Lease;

                  (h) Tenant has never permitted (and has no knowledge that Landlord has ever permitted) the generation, treatment, storage or disposal of any hazardous waste or other hazardous or toxic substance on the Property in violation of existing laws;

                  (i) Landlord holds $__________________ as security deposits or other deposits of Tenant under the Lease;

                  (j) The party executing this letter on behalf of Tenant is fully authorized and empowered to do so.

         Tenant acknowledges Buyer will rely upon the matters set forth herein in acquiring the Property. This Certificate shall inure to the benefit of, and may be relied upon by, Buyer, its successors and assigns.

                                   TENANT:

                                   -----------------------------------------


                                   By:
                                      --------------------------------------
                                   Its:
                                       -------------------------------------
                                   Address:
                                           ---------------------------------